Ridgewood Renewable Power	Robert E. Swanson
Chairman

      August 28, 2008

TO: Ridgewood Renewable Power Fund Shareholders

RE: Ridgewood Egypt Sale

We have not yet sent out the Consent Solicitation for the sale of the Ridgewood Egypt business because the SEC has not finished reviewing it. Once we have clearance from the SEC, we will print the document and send it to you. Hopefully, this will be in mid to late September.

Except for historical information, Ridgewood Renewable Power has made statements in this letter that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds.  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect the Fund’s current views.  The Fund undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the sale of assets of the Funds’ Egypt operations.   Since the sale of the Egypt operations owned in part by Ridgewood Electric Power Trust V and The Ridgewood Growth Fund requiring the approval of the shareholders of these Funds, the Fund(s) will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by the Fund(s) to solicit the approval of its shareholders for such transaction. You are urged to read the proxy statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the Fund(s) with the SEC, as well as any amendments or supplements to such a proxy statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the Fund(s) with the SEC, as well as other filings containing information about the Fund(s) at the SEC’s Internet Site (http://www.sec.gov). The Fund(s) will also provide copies of any such proxy statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Dan Gulino, General Counsel, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Egypt operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy statement that will be filed with the in the event such a transaction requiring shareholder approval were to occur.